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                                          Exhibit 11.1
                               COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                    Three Months
                                                                                    Ended May 31,
                                                                                 1997           1996
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,

except per share data)
Primary

   Net earnings applicable to common stock                                      $69,969           $60,624
                                                                           ================ =================


   Average shares outstanding                                                   106,257           102,316
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   3,000             1,894
                                                                           ---------------- -----------------

       Total average shares                                                     109,257           104,210
                                                                           ================ =================

   Per share amount                                                               $0.64             $0.58
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                      $69,969           $60,624
                                                                           ================ =================


   Average shares outstanding                                                   106,257           102,316
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        3,000             2,110
                                                                           ---------------- -----------------

       Total average shares                                                     109,257           104,426
                                                                           ================ =================

   Per share amount                                                               $0.64             $0.58
                                                                           ================ =================

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